Exhibit 4.3

Registration Rights Agreement

March 3, 2022

LumiraDx Limited

c/o Ocorian Trust (Cayman) Limited

PO Box 1350, Windward 3, Regatta Office Park

Grand Cayman KY1-1108 Cayman Islands

Attn: Dorian LeBlanc, Chief Financial Officer

Ladies and Gentlemen:

LumiraDx Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), has agreed to issue and sell to the undersigned investors (each an “Investor” and, collectively, the “Investors”) its 6.00% Convertible Senior Subordinated Notes due 2027 (other than the Affiliate Notes, the “Notes”) upon the terms set forth in each Subscription Agreement, dated March 1, 2022, by and among the Company and each Investor (the “Subscription Agreement”). The Notes are convertible, at the option of the holders, into common shares, par value $0.0000028 per common share (the “Common Shares”), of the Company pursuant to the terms of that certain Indenture, dated as of the date hereof (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”). To induce the Investors to enter into a Subscription Agreement and to satisfy their respective obligations thereunder, the holders of the Notes will have the benefit of the registration rights provided for in this registration rights agreement (this “Agreement”) by and among the Company and the Investors, whereby the Company agrees, for the benefit of the Investors and the benefit of the holders from time to time of the Registrable Securities (as defined below) (including any person that has a beneficial interest in any Registrable Security in book-entry form) (each a “Holder” and, collectively, the “Holders”), as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Additional Interest” shall have the meaning specified in Section 2(d).

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall have the meaning specified in Rule 405 under the Securities Act.

“Affiliate Notes” shall have the meaning set forth in the Indenture.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than (i) a Saturday, a Sunday, (ii) a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed, or (iii) a day on which banks are authorized to be closed in the United Kingdom or in the Cayman Islands.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act, the Securities Act or the Trust Indenture Act, whichever is the relevant statute for the particular purpose.

“Common Shares” shall have the meaning set forth in the preamble hereto.

“Company” shall have the meaning set forth in the preamble hereto.

“Control” shall have the meaning specified in Rule 405 under the Securities Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Conversion Shares” shall mean, subject to Article 5 of the Indenture, the Common Shares into which the Notes are convertible or that have been issued upon any conversion of Notes into Common Shares, including any Additional Shares (as defined in the Indenture) and any Common Shares issuable in connection with any Interest Make-Whole Payment (as defined in the Indenture).

“Deferral Period” shall have the meaning indicated in Section 3(i).

“Depositary” shall have the meaning specified in the Indenture.

“Effectiveness Deadline” shall have the meaning indicated in Section 2(a).

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Filing Deadline” shall have the meaning set forth in Section 2(a).

“FINRA” shall mean the Financial Industry Regulatory Authority or any successor agency thereto.

“Free Writing Prospectus” shall mean each offer to sell or solicitation of an offer to buy Registrable Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, prepared by or on behalf of the Company or used or referred to by the Company in connection with the offer or sale of the Registrable Securities.

“Holder” or “Holders” shall have the meanings set forth in the preamble hereto.

“Indenture” shall have the meaning set forth in the preamble hereto.

“Investor” or “Investors” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 5(a).

“Majority Holders” shall mean, on any date and subject to Section 17, Holders (determined, in the case of Holders of Notes, on an as-converted basis) of a majority of the Conversion Shares.

“Maturity Date” shall have the meaning specified in the Indenture.

“Notes” shall have the meaning set forth in the preamble hereto.

“Notice and Questionnaire” shall mean a written notice delivered to the Company substantially in the form attached as Exhibit A hereto.

“Notice Holder” shall mean, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Prospectus” shall mean a prospectus included in the Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, Rule 430B or Rule 430C under the Securities Act), as amended or supplemented by any amendment (including any post-effective amendment) or prospectus supplement, (including a prospectus supplement for a “shelf” takedown with respect to the terms of the offering of any portion of Registrable Securities covered by the Registration Statement), and all information incorporated by reference in the prospectus, any such amendment or any such prospectus supplement.

“Registrable Securities” shall mean the Notes and the Conversion Shares, if any, deliverable by the Company upon conversion of the Notes and any other security issued or issuable with respect to such Conversion Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event; provided that the Notes shall cease to be Registrable Securities if they have (i) been registered under a Registration Statement and disposed of in accordance therewith, (ii) become eligible to be sold by the Holder without volume or manner of sale limitations and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable), (iii) ceased to be outstanding, whether as a result of redemption, repurchase, cancellation, exchange or otherwise, or (iv) been sold to the public pursuant to Rule 144 under the Securities Act and all restrictive legends associated with such Registrable Securities have been removed in connection with such sale; provided further that the Conversion Shares shall cease to be Registrable Securities if they have (i) been registered under a Registration Statement and disposed of in accordance therewith, (ii) become eligible to be sold by the Holder without volume or manner of sale limitations and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable), (iii) ceased to be outstanding, whether as a result of redemption, repurchase, cancellation, exchange or otherwise, (iv) been sold to the public pursuant to Rule 144 under the Securities Act and all restrictive legends associated with such Registrable Securities have been removed in connection with such sale or (v) been issued or, after the one year anniversary of the date hereof, are issuable upon conversion of Notes that are not Registrable Securities. For the avoidance of doubt, Registrable Securities shall not include any Affiliate Note or the Common Shares deliverable upon conversion thereof in certain circumstances.

“Registration Default” shall have the meaning specified in Section 2(d).

“Registration Statement” shall mean a registration statement of the Company filed pursuant to the provisions of Section 2 that covers the resale of the Registrable Securities under the Securities Act, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. For the avoidance of doubt, “Registration Statement” means the initial registration statement described above in this paragraph and any additional registration statement or registration statements that are needed to sell additional Registrable Securities with the effect that the obligations of the Company under this Agreement also extend to such additional registration statement or registration statements, in all cases, as specified in this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Suspension Event” shall have the meaning specified in Section 3(i).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trustee” shall have the meaning set forth in the preamble hereto.

2. Registration under the Securities Act.

(a) The Company shall file with the Commission a Registration Statement on or prior to the day that is sixty (60) calendar days after the Closing Date (the “Filing Deadline”) covering the resale of all of the Registrable Securities pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective no later than the earlier of (i) the 90th calendar day after the Closing Date (or the 120th calendar day if the Commission notifies the Company that it will “review” such Registration Statement) and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of clauses (i) and (ii), the “Effectiveness Deadline”).

(b) The Company shall use its commercially reasonable efforts to cause a Registration Statement to remain continuously effective, supplemented and amended as required by the Securities Act, for a period from the date the Registration Statement becomes or is declared effective by the Commission, as the case may be, to and including the earlier of (x) the date on which when all Registrable Securities covered by the Registration Statement cease to be Registrable Securities and (y) the 20th Trading Date (as defined in the Indenture) immediately following the Maturity Date (the “Effectiveness Period”). Notwithstanding anything else in this Agreement, if there ceases to be any Registrable Securities, the Company will no longer be required to file or keep effective any Registration Statement or pay any Additional Interest as contemplated by this Agreement and the Indenture. The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form F-3 or Form F-10 at such time after the Company becomes eligible to use such form.

(c) The Company shall provide written notice to the Holders of the anticipated filing date of the initial Registration Statement at least 10 Business Days prior to such anticipated filing date. In order to be named as a selling securityholder in the Registration Statement at the time of its initial effectiveness, each Holder will furnish a Notice and Questionnaire and such information as the Company reasonably requests in writing regarding such Holder at least 5 Business Days prior to the anticipated filing date of the Registration Statement as provided in the notice to the Holders. If a Holder does not timely complete and deliver a Notice and Questionnaire or provide the other information the Company may reasonably request in writing, that Holder will not be named as a selling securityholder in the Prospectus forming a part of the Registration Statement and will not be permitted to sell its Registrable Securities under the Registration Statement at its effective date unless otherwise agreed by the Company. No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent unless in response to a comment or request from the Commission or another regulatory agency; provided that if the Commission requests that a Holder be identified as an “underwriter” in the Registration Statement, such Holder will have the opportunity to withdraw from the Registration Statement. From and after the effective date of the Registration Statement, the Company shall use its commercially reasonable efforts, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within 90 calendar days after such date, (i) if required by applicable law, to file with the Commission a post-effective amendment to the Registration Statement or to prepare and, if permitted or required by applicable law, to file a supplement to the Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that each Holder that delivered a Notice and Questionnaire is named as a selling securityholder in the Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (provided that the Company shall not be required to file more than one supplement or post-effective amendment in any 90-day period in accordance with this Section 2(c)(i)) and, if the Company shall file a post-effective amendment to the Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as soon as is reasonably practicable; (ii) provide such Holder as many copies of any documents filed pursuant to this Section 2(c)(i) as such Holder reasonably requests; and (iii) notify such Holder as soon as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Section 2(c)(i); provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in the Registration Statement or Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(c) (whether or not such Holder was a Notice Holder at the time when any Registration Statement was declared or otherwise became effective) shall be named as a selling securityholder in the Registration Statement or Prospectus in accordance with the requirements of this Section 2(c). Notwithstanding the foregoing, if the Notes are called for redemption pursuant to Section 4.03(B) or 4.03(C) of the Indenture, then the Company shall file a post-effective amendment or supplement to the related Prospectus as soon as is reasonably practicable (but no sooner than 5 Business Days) following the Redemption Notice Date (as defined in the Indenture), naming as a selling securityholder therein all Notice Holders that have completed and delivered a Notice and Questionnaire on or before the date of such filing; provided that no such filing shall be required if all Notice Holders are already named as selling securityholders in the Registration Statement or Prospectus.

(d) If any of the following events (any such event a “Registration Default”) shall occur, then additional interest (the “Additional Interest”) shall become payable by the Company pursuant to the Indenture to holders of the Notes as follows:

(i) if a Registration Statement has not been filed with the Commission prior to the Filing Deadline, then commencing on the first Business Day following the Filing Deadline, Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.50% per annum;

(ii) if a Registration Statement has not been declared effective on or prior to the Effectiveness Deadline, then commencing on the day that is the first Business Day following Effectiveness Deadline, Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.50% per annum;

(iii) if a Registration Statement has been declared or becomes effective but ceases to be effective or ceases to be usable for the offer and sale of the Registrable Securities (other than in connection with (A) a Deferral Period or (B) as a result of a requirement to file a new Registration Statement, a post-effective amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein) at any time during the Effectiveness Period and the Company does not cure the lapse of effectiveness or usability within five (5) Business Days (or, if a Deferral Period is then in effect, within five (5) Business Days following the expiration of such Deferral Period), then Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.50% per annum;

(iv) if the Company, through its omission, fails to name a Holder as a selling securityholder and such selling securityholder had complied timely with its obligations hereunder in a manner to entitle such selling securityholder to be so named in (i) the Registration Statement at the time it first became effective or (ii) any Prospectus at the later of time of filing thereof or the time the Registration Statement of which the Prospectus forms a part becomes effective, then Additional Interest shall accrue, on the aggregate outstanding principal amount of the Notes held by such Holder, at a rate of 0.50% per annum; and

(v) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i), then commencing on the day after the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.50% per annum;

provided, however, that Additional Interest shall cease to accrue (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Interest) (1) upon the filing and effectiveness (whether upon such filing or otherwise) of the Registration Statement (in the case of Section 2(d)(i) and Section 2(d)(ii)), (2) upon such time as the Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of Section 2(d)(iii)), (3) upon the time such Holder is permitted to sell its Registrable Securities pursuant to any Registration Statement and Prospectus in accordance with applicable law (in the case of Section 2(d)(iv) above), (4) upon the termination of the Deferral Period referred to in Section 2(d)(v) or (5), in any case, notwithstanding the preceding clauses (1) through (4), upon the conclusion of the Effectiveness Period.

Any amounts of Additional Interest due pursuant to this Section 2(d) will be payable in cash on the next succeeding interest payment date to Holders entitled to receive such Additional Interest on the relevant record dates for the payment of interest pursuant to and to the extent set forth, in the Indenture; provided that (x) any accrued and unpaid Additional Interest with respect to any Notes or portion thereof submitted for conversion shall be paid in the manner and to the extent provided for the payment of interest in Section 5.02 and Section 5.03 of the Indenture and (y) that any accrued and unpaid Additional Interest with respect to any Notes or portion thereof submitted for repurchase on a Fundamental Change Repurchase Date (as defined in the Indenture), and not withdrawn in compliance with Section 4.02 of the Indenture, shall be paid in the manner provided for the payment of interest in Section 4.02 of the Indenture. If any Note ceases to be outstanding during any period for which Additional Interest is accruing, the Company will prorate the Additional Interest payable with respect to such Note.

The Additional Interest rate on the Notes shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause of this Section 2(d) for any given period of time.

Notwithstanding any provision in this Agreement, (x) in no event shall Additional Interest accrue or be payable to holders of Common Shares issued upon conversion of Notes and (y) if a Registration Default occurs after a Holder has converted its Notes for Common Shares, such Holder shall not be entitled to any Additional Interest with respect to such Common Shares.

The Company shall notify the Trustee in accordance with the terms of the Indenture as soon as is reasonably practicable upon the happening of each and every Registration Default. The Trustee shall be entitled, on behalf of Holders, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest if any becomes due.

3. Registration Procedures. The following provisions shall apply in connection with any Registration Statement.

(a) The Company shall:

(i) furnish to each Notice Holder, not less than three (3) Business Days prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein (other than amendments and supplements that do nothing more than name Notice Holders and provide information with respect thereto and other than filings by the Company under the Exchange Act) and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Notice Holders reasonably proposes within one (1) Business Day of the delivery of such copy to the Notice Holders and such counsel; and

(ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

(b) The Company shall ensure that each Registration Statement, the related Prospectus and any amendment or supplement to either of them, as of the effective date of such Registration Statement or such amendment or supplement, (i) comply in all material respects with the applicable requirements of the Securities Act and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(c) The Company shall advise the Notice Holders, and confirm such advice in writing, if requested, within two (2) Business Days (which notice pursuant to clauses (ii)-(v) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i) when the Registration Statement, the related Prospectus or any amendment or supplement to either of them have been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose or any other lapse in the effectiveness of the Registration Statement during the Effectiveness Period;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; and

(vi) of the occurrence of a Suspension Event (without notice of the nature or details of such events).

(d) Subject to Section 3(i) below, the Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e) Upon request, the Company shall furnish, in electronic form, to each Notice Holder, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f) During the Effectiveness Period, the Company shall as soon as is reasonably practicable deliver to each Notice Holder and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Registration Statement and any amendment or supplement thereto as any such person may reasonably request. Subject to the restrictions set forth in this Agreement, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Registrable Securities.

(g) Prior to any offering of Registrable Securities pursuant to the Registration Statement, the Company shall (i) arrange for the qualification of the Registrable Securities for sale under the laws of such U.S. and other jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required, and (ii) cooperate with the Holders in connection with any filings required to be made with FINRA; provided that in no event shall the Company be obligated by this Agreement to qualify to do business or as a dealer of securities in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or service of process in suits, or than those arising out of any offering pursuant to any Registration Statement, in any jurisdiction where it is not then so subject.

(h) Upon the occurrence of any event contemplated by Section 3(c)(ii) through (v) above, the Company shall as soon as is reasonably practicable (or within the time period provided for by Section 3(i), if applicable) prepare a post-effective amendment to the Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to subsequent purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of the Registration Statement, and from time to time require the Holders not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if the filing, initial effectiveness or continued use of the Registration Statement at any time would (1) require the Company to make an Adverse Disclosure, (2) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (3) be seriously detrimental to the Company and the board of directors of the Company concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose (each such circumstance, a “Suspension Event”); provided that (i) the Company shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than sixty (60) consecutive calendar days or more than a total of one hundred twenty (120) calendar days, in each case, in any three hundred sixty (360) day period (the “Deferral Period”) and (ii) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by Holders of such securities as soon as practicable thereafter. Upon the occurrence of a Suspension Event, the Company shall as soon as is reasonably practicable give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Registration Statement is suspended pursuant to Section 3(c). If so directed by the Company, the Holder will deliver to the Company or, in the Holder’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the Holder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent the Holder is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(j) Upon receipt of any written notice from the Company pursuant to Section 3(c) or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Holder agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities covered by the Registration Statement (excluding, to avoid doubt, sales conducted pursuant to Rule 144 or another exemption from registration under the Securities Act) until the Holder receives copies of a supplemental or amended prospectus (which the Company agrees to prepare as soon as is reasonably practicable) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) if so directed by the Company, each Holder will deliver to the Company or, in such Holder’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in such Holder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent a Holder is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.

A Notice Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Notice Holder not receive notices from the Company otherwise required by Section 3(c); provided, however, that such Notice Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Notice Holder (unless subsequently revoked), (x) the Company shall not deliver any such notices to such Notice Holder and such Notice Holder shall no longer be entitled to the rights associated with any such notice and (y) each time prior to such Notice Holder’s intended use of an effective Registration Statement, such Notice Holder will notify the Company in writing at least five (5) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this paragraph) and the related suspension period remains in effect, the Company will so notify such Notice Holder, within two (2) Business Days of such Notice Holder’s notification to the Company, by delivering to such Notice Holder a copy of such previous notice of Suspension Event, and thereafter will provide such Notice Holder with the related notice of the conclusion of such Suspension Event promptly following its availability.

(k) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the Registration Statement and in any event no later than nine months after the end of the last audited fiscal year covering a period of at least the first six (6) months of the fiscal year (or ninety (90) days, if such period is a fiscal year) commencing after the effective date of the Registration Statement.

(l) The Company may require each Holder of Registrable Securities to be sold pursuant to the Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Registration Statement in order to comply with the Securities Act. The Company may exclude from the Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within 10 Business Days after receiving such request.

(m) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a the manner prescribed by the Trust Indenture Act and shall enter into any necessary supplemental indentures in connection therewith.

(n) The Company shall provide a CUSIP number for all Registrable Securities covered by the Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with the Depositary.

(p) Until the expiration of the Effectiveness Period, the Company will not resell, and will prevent its controlled “affiliates” (as defined in Rule 144) from reselling, any of the Notes that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3, and the Holders shall bear all expenses incurred by them in connection with any sale of Registrable Securities pursuant to the Registration Statement; provided, that such expenses shall not include, and the Company shall not have any obligation to pay, any underwriting fees, discounts or commissions attributable to the sale of such Registrable Securities, or any fees and expenses of any Broker-Dealer or other financial intermediary engaged by any Holder. For the avoidance of doubt, in no event will the method of distribution of Registrable Securities take the form of an underwritten offering without the prior written consent of the Company.

5. Indemnification and Contribution.

(a) To the extent permitted by applicable law, the Company agrees to indemnify and hold harmless each Holder covered by the Registration Statement and the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities, reasonable and documented out-of-pocket costs (including reasonable and documented attorneys’ fees and expenses) (“Losses”), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, any Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that the Company will not be liable (x) in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein or (y) to any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes or Common Shares concerned, to the extent that (1) a Prospectus relating to such Notes or Common Shares was required under the Securities Act to be delivered (including through satisfaction of the conditions of Rule 172 under the Securities Act) by such Holder in connection with such purchase, (2) any such Loss of such Holder results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Notes or Common Shares to such person, an amended or supplemented prospectus or (if available) a free writing prospectus of the Company, in each case, correcting such untrue statement or omission or alleged untrue statement or omission and (3) the Company had furnished copies of such an amended or supplemented prospectus or free writing prospectus to such Holder prior to the time of the sale of such Notes or Common Shares to such person. This indemnity agreement shall be in addition to any liability that the Company may otherwise have to the indemnified party.

(b) Each Holder of securities covered by the Registration Statement severally and not jointly agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, against any and all Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, any Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. If any action shall be brought against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to appoint one separate counsel (including one separate local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (1) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (2) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (3) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the initiation of such action; or (4) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified persons. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party. No indemnifying party shall be liable for amounts paid in settlement of any Loss if such settlement is effected without the indemnifying party’s consent (which consent shall not be unreasonably withheld or delayed).

(d) In the event that the indemnity provided in Section 5(a) or Section 5(b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a several, and not joint, obligation to contribute to the Losses to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Registration Statement which resulted in such Losses. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5(d), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5(d) shall be individual, not joint and several, and in no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

(e) The provisions of this Section 5 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 5, and shall survive the sale by a Holder of securities covered by the Registration Statement.

6. No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that conflicts with the registration rights granted to the Holders herein.

7. Rule 144. So long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act, and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rule 144 of the Securities Act. The Company covenants that it will use its commercially reasonable efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8. Listing. The Company shall use its commercially reasonable efforts to maintain the listing of the Common Shares on the Nasdaq Global Select Market or another U.S. national securities exchange.

9. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; and provided, further, that the provisions of this Section 9 may not be amended, qualified, modified or supplemented, unless the Company has obtained the written consent of each Holder.

10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first class mail, air courier guaranteeing overnight delivery, or by email:

(a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire provided, that, for Holders who have not provided an address in accordance with the provisions of the Notice and Questionnaire, notices and other communications to Holders of Notes held in global form may be provided through the applicable procedures of the Depositary; and

(b) if to the Company:

LumiraDx Limited

c/o Ocorian Trust (Cayman) Limited

PO Box 1350, Windward 3, Regatta Office Park

Grand Cayman KY1-1108 Cayman Islands

Attention: Dorian LeBlanc and Veronique Ameye

Email:

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Paul R. Rosie

Email:

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; one (1) Business Day after being sent, if emailed (so long as the sender does not receive an automatically generated notice of delivery failure); and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. The Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

11. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders, and the indemnified persons referred to in Section 5. The Company hereby agrees to extend the benefits of this Agreement to any Holder (including, to avoid doubt, any Holder that receives Notes upon transfer by an Investor or any Holder of additional Notes issued under the Indenture after the date of this Agreement), and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13. Counterparts; Electronic Signature. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or by facsimile or other transmission method, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

14. Headings; Interpretation. The section headings used herein are for convenience only and shall not affect the construction or interpretation hereof. Unless the context otherwise requires, any reference in this Agreement to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time, and the word “including” shall be deemed to be followed by the words “without limitation.”

15. Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

17. Conversion Shares Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of the Conversion Shares or consent or approval of the Majority Holders is required hereunder, (a) Conversion Shares (or Conversion Shares issuable upon conversion of Notes) held by the Company or its Affiliates (other than subsequent Holders of Conversion Shares if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Conversion Shares) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or by the Majority Holders, and (b) the number of Conversion Shares issuable upon conversion of Notes shall be calculated without giving effect to Section 5.10 of the Indenture.

18. Submission to Jurisdiction. Each of the Company and each Holder by its acquisition of a Note (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts and (b) irrevocably consents to the non-exclusive jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and each Holder by its acquisition of a Note agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Company and each Holder by its acquisition of a Note hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any proceedings or enforcement proceedings against it arising out of or based on this Agreement.

19. Venue. Each of the Company and each Holder by its acquisition of a Note irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 18. Each of the Company and each Holder by its acquisition of a Note irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

20. Service of Process. In connection with this Agreement, the Company has irrevocably appointed LumiraDx Inc., 221 Crescent St., Waltham, Massachusetts 02453, as its authorized agent upon which process may be served in any such suit or proceeding, and the Company agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Each Holder by its acquisition of a Note consents to service of process in the manner provided in Section 10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

21. Termination. This Agreement shall terminate with respect to any Holder upon the date when such Holder no long beneficially owns any Registrable Securities.

[Signature Page Follows]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

LUMIRADX LIMITED, as the Company

By:	/s/ Veronique Ameye
Name: Veronique Ameye
Title: Executive Vice President and
General Counsel

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

NINETEEN77 GLOBAL MULTI-STRATEGY ALPHA MASTER LIMITED

By:	/s/ Connor Burke
Name: Connor Burke
Title: Executive Director

By:	/s/ James Del Medico
Name: James Del Medico
Title: Executive Director

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

LMR CCSA Master Fund Limited

By:	/s/ Shane Cullinane
	Name:	Shane Cullinane
	Title:	Chief Operating Officer, LMR Partners LLP, acting in its capacity as investment manager of LMR CCSA Master Fund Limited

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

LMR Master Fund Limited

By:	/s/ Shane Cullinane
	Name:	Shane Cullinane
	Title:	Chief Operating Officer, LMR Partners LLP, acting in its capacity as investment manager of LMR Master Fund Limited

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J. WOOD CAPITAL ADVISORS LLC

By:	/s/ Jason Wood
Name: Jason Wood
Title: CEO

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SENVEST MASTER FUND, LP

By:	/s/ Bobby Trahanas
Name: Bobby Trahanas
Title: CCO

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SENVEST TECHNOLOGY PARTNERS MASTER FUND, LP

By:	/s/ Bobby Trahanas
Name: Bobby Trahanas
Title: CCO

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By:	/s/ Dinah K. Bodkin
Name: Dinah K. Bodkin

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of Registrable Securities understands that the Company has filed or intends to file with the Securities and Exchange Commission a Registration Statement for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of Registrable Securities in accordance with the terms of a Registration Rights Agreement, dated March 3, 2022 (the “Registration Rights Agreement”), among the Company and the Investors named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement (including any person that has a beneficial interest in any Registrable Security in book-entry form). In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a Selling Securityholder (as defined below) in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners are encouraged to complete, execute and deliver this Notice and Questionnaire prior to the filing or effectiveness, as applicable, of the Registration Statement so that such beneficial owners may be named as Selling Securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of Registrable Securities wishing to include its Registrable Securities in the Registration Statement must deliver to the Company a properly completed and signed Notice and Questionnaire.

Certain legal consequences arise from being named as Selling Securityholders in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned acknowledges that, pursuant to the Registration Rights Agreement, each Holder agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, from and against any and all losses arising out of or based upon any untrue or alleged untrue statements concerning the undersigned made in the Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

(1)	Full Legal Name of Selling Securityholder:

Full Legal Name of Registered Holder (if not the same as above) through which Registrable Securities listed in Item (3) below are held:

(2)	Address for Notices to Selling Securityholder:

Telephone:
Email Address:
Contact Person:

(3)	Beneficial Ownership of Registrable Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Registrable Securities.

Principal Amount of Notes constituting Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned: _____________

Principal Amount of Notes constituting Registrable Securities which the undersigned wishes to be included in the Registration Statement: _____________

Number of Conversion Shares constituting Registrable Securities (as defined in the Registration Rights Agreement) beneficially owned: _____________

Number of Conversion Shares constituting Registrable Securities which the undersigned wishes to be included in the Registration Statement: _____________

(4)	Beneficial Ownership of other the Company securities owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

Type and amount of other securities beneficially owned by the Selling Securityholder:

CUSIP No(s). of such other securities beneficially owned:

(5)	Relationship with the Company:

Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Selling Securityholder) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

☐ Yes

☐ No

If so, please state the nature and duration of your relationship with the Company:

(6)	Broker-Dealer Status

Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes

☐ No

Note that we will be required to identify any registered broker-dealer as an underwriter in the prospectus. If so, please answer the remaining questions in this section.

If the Selling Securityholder is a registered broker-dealer, please indicate whether the Selling Securityholder purchased its Registrable Securities (or securities convertible or exchangeable for Registrable Securities) for investment or acquired them as transaction-based compensation for investment banking or similar services.

☐ purchased the Registrable Securities (or securities convertible or exchangeable for Registrable Securities) for investment

☐ acquired the Registrable Securities (or securities convertible or exchangeable for Registrable Securities) as transaction-based compensation

If the Selling Securityholder is a registered broker-dealer and received its Registrable Securities other than as transaction-based compensation, the Company is required to identify the Selling Securityholder as an underwriter in the Registration Statement and related prospectus.

Affiliation with Broker-Dealers:

Is the Selling Securityholder an affiliate of a registered broker-dealer? For purposes of this Item 6, an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

☐ Yes

☐ No

If so, please answer the following three questions in this section.

Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

If the Registrable Securities (or securities convertible or exchangeable for Registrable Securities) were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances:

If the Selling Securityholder, at the time of its purchase of Registrable Securities (or securities convertible or exchangeable for Registrable Securities), has had any agreements or understandings, directly or indirectly, with any person to distribute Registrable Securities (or securities convertible or exchangeable for Registrable Securities), please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its Registrable Securities (or securities convertible or exchangeable for Registrable Securities) in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we must identify the Selling Securityholder as an underwriter in the prospectus.

(7)	Nature of Beneficial Holding. The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities

Is the Selling Securityholder a natural person?

☐ Yes
☐ No

Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐ Yes
☐ No

Is the Selling Securityholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

☐ Yes
☐ No

If a subsidiary, please identify the publicly held parent entity, if any:

If you answered “No” to questions (a), (b) and (c) above, please identify the controlling person(s) of the Selling Securityholder (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the Registrable Securities:

*** PLEASE NOTE THAT THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS.

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Notice and Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the above questions.

(8)	Plan of Distribution:

Except as set forth below, the undersigned (including its donees, pledgees, transferees or other successors in interest) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Registration Statement as follows (if at all): such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions (in addition to any other fees and expenses incurred in connection therewith unless otherwise specified in the Registration Rights Agreement). Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions other than on such exchanges or services or in the over-the-counter market, (iv) through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, (v) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to the prospectus, (vi) block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (vii) settlement of short sales entered into after the date of the prospectus, (viii) in privately negotiated transactions, (ix) through a combination of any of the foregoing methods or (x) any other method permitted pursuant to applicable law. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling Securityholder for purposes of the prospectus.

State any exceptions here:

Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

The Company hereby advises each selling securityholder of the following Interpretation of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of Class A common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of Class A common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Notice and Questionnaire, the Selling Securityholder will be deemed to be aware of the foregoing interpretation.

(9)	Securities Received From Named Selling Securityholder:

Did the Selling Securityholder receive its Registrable Securities listed above in Item (3) as a transferee from selling securityholder(s) previously identified in the Registration Statement?

☐ Yes
☐ No

If so, please answer the following two questions in this section:

Did the Selling Securityholder receive such Registrable Securities listed above in Item (3) from the named selling securityholder(s) prior to the effectiveness of the Registration Statement?

☐ Yes

☐ No

What is/are the name(s) of the selling securityholder(s) from whom the Selling Securityholder received the Registrable Securities listed above in Item (3) and on which date were such securities received?

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to provide any additional information the Company may reasonably request and to promptly notify the Company of any inaccuracies or changes in the information provided that may occur at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

LumiraDx Limited

c/o Ocorian Trust (Cayman) Limited

PO Box 1350, Windward 3, Regatta Office Park

Grand Cayman KY1-1108 Cayman Islands

Attention: Dorian LeBlanc and Veronique Ameye

Email:

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Paul R. Rosie

Email:

In the event any Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder will notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing this Notice and Questionnaire, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 above and the inclusion of such information in the Registration Statement, the related prospectus and any state securities or Blue Sky applications. The undersigned understands that such information will be relied upon by the Company without independent investigation or inquiry in connection with the preparation or amendment of the Registration Statement, the related prospectus and any state securities or Blue Sky applications.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item 3 above. This Notice and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts-of-laws provisions thereof.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

LumiraDx Limited

c/o Ocorian Trust (Cayman) Limited

PO Box 1350, Windward 3, Regatta Office Park

Grand Cayman KY1-1108 Cayman Islands

Attention: Veronique Ameye

Email: